                             AMENDED AND RESTATED
                                     BYLAWS
                                       OF

                       CINEMASTAR LUXURY THEATERS, INC.
                         (A CALIFORNIA CORPORATION)


                                   ARTICLE I

                                    OFFICES

     SECTION 1. PRINCIPAL OFFICES. The board of directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is located outside this state, and the corporation has one or more business offices in this state, the board of directors shall fix and designate a principal business office in the State of California.

     SECTION 2. OTHER OFFICES. The board of directors may establish other business offices at any place or places where the corporation is qualified to do business.

                                   ARTICLE II

                              MEETING OF SHAREHOLDERS

     SECTION 1. PLACE OF MEETINGS. Meetings of shareholders shall be held at any place within or outside the State of California designated by the board of directors. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation.

     SECTION 2. ANNUAL MEETINGS. Annual meetings of the shareholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings shall be held at such place, time and date as the Board shall determine by resolution.

     SECTION 3. SPECIAL MEETING. A special meeting of the shareholders may be called at any time by (i) the board of directors, (ii) the chairman of the board, (iii) the president or (iv) one or more shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.

     If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted. Such request shall be delivered personally, sent by registered mail, or sent by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president or the secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote (in accordance with the provisions of Sections 4 and 5 of this Article II) that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty
(20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this
Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the board of directors may be held.

    SECTION 4. NOTICE OF SHAREHOLDERS' MEETINGS. All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 5 of this Article II not less than ten (10) (or, if sent by third class mail, thirty (30)) days, nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, the board of directors intends to present for election.

     If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the California Corporations Code, (ii) an amendment of the articles of incorporation, pursuant to Section 902 of that Code, (iii) a reorganization of the corporation, pursuant to
Section 1201 of that Code, (iv) a voluntary dissolution of the corporation, pursuant to Section 1900 of that Code, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Code, the notice shall also state the general nature of that proposal.

     SECTION 5. MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of shareholders shall be given either (i) personally, (ii) by first-class mail, (iii) if the corporation has outstanding shares held of record by 500 or more persons (determined as provided in Section 605 of the California Corporations Code) on the record date for the shareholders' meeting, by third-class mail, or (iv) by any other means of written communication. Such notice shall be addressed to each shareholder at the address of that shareholder appearing on the books of the corporation or given to the corporation by that shareholder for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that shareholder by first-mail or by telegraphic or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally, deposited in the mail, or sent by telegram, telecopier or other means of written communication.

     If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given (without further mailing) if they are available to the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice.

     An affidavit of the mailing or other means of giving any notice of any shareholders' meeting shall be executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, and shall be filed and maintained in the minute book of the corporation.

     SECTION 6. QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

     SECTION 7. ADJOURNED MEETING; NOTICE. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in
Section 6 of this Article II.

     When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the board of directors shall set a new record date. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

     SECTION 8. VOTING. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 11 of this Article II, subject to the provisions of Sections 702 to 704, inclusive, of the California Corporations Code (relating to voting shares held by a fiduciary, in the name of a corporation or in joint ownership). The shareholders' vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than election of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by California General Corporation Law or by the articles of incorporation.

     At a shareholders' meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any one (1) or more candidates a number of votes greater than the number of the shareholder's shares) unless the candidates' names have been placed in nomination prior to commencement of the voting and a shareholder has given notice prior to commencement of the voting of the shareholder's intention to cumulate votes. If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one (1) candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among any or all of the candidates, as the shareholder deems fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

     SECTION 9. WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS. The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though a meeting had been duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting, or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4 of this Article II, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Attendance by a person at a meeting shall also constitute a waiver of notice of and presence at that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

     SECTION 10. SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT MEETING. Any action which may be taken at any annual or Special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing is prepared, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the board of directors that has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxy holder(s), or a transferee of the shares, or a personal representative of the shareholder or their respective proxy holder(s), may revoke the consent by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

     If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. This notice shall be given in the manner specified in Section 5 of this Article II. In the case of approval of (i) contracts or transactions in which a director has a direct or indirect financial interest, pursuant to
Section 310 of the California Corporations Code, (ii) indemnification of agents of the corporation, pursuant to Section 317 of that Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of that Code, or
(iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Code, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

     SECTION 11. RECORD DATE FOR SHAREHOLDER NOTICE, VOTING AND GIVING CONSENTS. For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in this event only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares after the record date, except as otherwise required by law.

     If the board of directors does not so fix a record date:

     (a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

     (b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the board has been taken, shall be at the close of business on the day on which the board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such other action, whichever is later.

     SECTION 12. PROXIES. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one (1) or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless
(i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the California Corporations Code.

     SECTION 13. INSPECTORS OF ELECTION. Before any meeting of shareholders, the board of directors may appoint any persons (other than nominees for office) to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one (1) or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy.

These inspectors shall:

     (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

     (b)  Receive votes, ballots or consents;

     (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

     (d)  Count and tabulate all votes or consents;

     (e)  Determine when the polls shall close;

     (f)  Determine the result; and

     (g) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

     SECTION 14. BUSINESS CONDUCTED AT, AND SHAREHOLDER PROPOSALS FOR, MEETINGS OF THE SHAREHOLDERS.

     (a) At an annual or special meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a shareholders' annual or special meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors;
(ii) otherwise properly brought before the meeting by or at the direction of the board of directors; or (iii) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, and subject to any limitations on business which may be proposed or transacted at such meeting, for business to be properly brought before an annual or special meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely with respect to an annual meeting, a shareholder's notice must be received at the principal executive office of the Corporation not less than sixty (60) days nor more than one hundred twenty (120) days prior to the date of such annual meeting; provided, however, that in event that the first public disclosure (whether by mailing of a notice to shareholders or to an exchange on which the stock of the Corporation is listed, by press release or otherwise) of the date of the annual meeting is made less than sixty-five
(65) days prior to the date of the meeting, notice by the shareholder will be timely received not later than the close of business on the tenth (10th) day following the day on which such public disclosure was first made. To be timely with respect to a special meeting, a shareholder's notice must be received at the principal executive office of the corporation not later than the close of business on the tenth (10th) day following the day on which the first public disclosure (whether by mailing of a notice to shareholders or to an exchange on which the stock of the Corporation is listed, by press release or otherwise) of the date of the special meeting is made.

     (b) A shareholder's notice to the Secretary shall set forth, as to each matter the shareholder proposes to bring before the annual or special meeting; (i) a reasonably detailed description of any proposal to be made at such meeting; (ii) the name and address, as they appear on the Corporation's stock register, of the shareholder proposing such business; (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder; (iv) any material interest of the shareholder in such business; and (v) such other information relating to the shareholder or the proposal as is required to be disclosed under the rules of the Securities and Exchange Commission governing the solicitation of proxies whether or not such proxies are in fact solicited by the shareholder. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual or special shareholders' meeting except in accordance with the procedures set forth in this Section 14; provided, however, that nothing in this Section 14 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual or special meeting in accordance with said procedures. The chairman of an annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 14, and if he should so determine, any such business not properly brought before the meeting shall not be transacted.

     Section 15. CONDUCT OF MEETING. The chairman of a meeting of the shareholders, as determined pursuant to Article V of these Bylaws, shall conduct such meeting in a businesslike and fair manner, but shall not be obligated to follow any technical, formal, or parliamentary rules or principles of procedure. The chairman's ruling on procedural matters shall be conclusive and binding on all shareholders, unless at the time of a ruling a request for a vote is made to the shareholders entitled to vote and represented in person or by proxy at the meeting, in which case the decision of a majority of such shares shall be conclusive and binding on all shareholders. Without limiting the generality of the foregoing, the chairman shall have all of the powers usually vested in the chairman of a meeting of shareholders.

                                  ARTICLE III

                                   DIRECTORS

     SECTION 1. POWERS. Subject to the provisions of the California General Corporation Law and any limitations in the articles of incorporation and these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

     SECTION 2. NUMBER AND QUALIFICATION OF DIRECTORS. The number of directors of the corporation shall not be less than four (4) nor more than seven (7). The exact number of directors shall be five (5) until changed, within the limits specified above, by a resolution amending this Section 2, duly adopted by the board of directors or by the shareholders. The indefinite number of directors may be changed, or a definite number fixed without provision for an indefinite number, by a duly adopted amendment to the articles of incorporation or by an amendment to this bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. No amendment may change the stated maximum number of authorized directors to a number greater than two (2) times the stated minimum number of directors minus one (1).

     SECTION 3. ELECTION AND TERM OF OFFICE OF DIRECTORS. Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting. At each election the persons receiving the greatest number of votes, up to the number of directors then to be elected, shall be the persons then elected. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

     SECTION 4. VACANCIES. Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

     A vacancy or vacancies in the board of directors shall be deemed to exist (i) in the event of the death, resignation or removal of any director,
(ii) if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, (iii) if the authorized number of directors is increased, or (iv) if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be voted for at that meeting.

     The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent (other than to fill a vacancy created by removal) shall require the consent of a majority of the outstanding shares entitled to vote.

     Any director may resign effective upon giving written notice to the chairman of the board, the president, the secretary or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

     No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

     SECTION 5. PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. Regular meetings of the board of directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board may be held at any place within or outside the State of California that has been designated in the notice of meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

     SECTION 6. ANNUAL MEETING. Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting for the purpose of organization, any desired election of officers and the transaction of other business. Notice of this meeting shall not be required.

     SECTION 7. OTHER REGULAR MEETINGS. Other regular meetings of the board of directors shall be held without call at such time as shall, from time to time, be fixed by the board of directors. Such regular meeting may be held without notice.

     SECTION 8. SPECIAL MEETINGS. Special meetings of the board of directors for any purpose or purposes shall be called at any time by the chairman of the board, the president, any vice president, the secretary or any two (2) directors.

     Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, or telecopier, addressed to each director at that director's address as it is shown on the records of the corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally or by telephone, telegram or telecopier, it shall be received at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting or the place if the meeting is to be held at the principal executive office of the corporation.

     SECTION 9. QUORUM. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 11 of this Article III. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of Section 310 of the California Corporations Code (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 of that Code (as to appointment of committees), and Section 317(e) of that Code (as to indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

     SECTION 10. WAIVER OF NOTICE. The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting before or at its commencement, the lack of notice to that director.

     SECTION 11. ADJOURNMENT. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

     SECTION 12. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in Section 8 of this Article III, to the directors who were not present at the time of the adjournment.

     SECTION 13. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent or consents shall be filed with the minutes of the proceedings of the board.

     SECTION 14. FEES AND COMPENSATION OF DIRECTORS. Subject to any limitations imposed by law, directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the board. This
Section 14 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise, and receiving additional compensation for those services.

     SECTION 15.    NOTICE OF DIRECTOR NOMINATIONS.

     (a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation. Nominations of persons for election to the board of directors may be made at a meeting of shareholders (i) by or at the direction of the board of directors by any nominating committee or person appointed by the board of directors or (ii) by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 15. In addition to any other applicable requirements, and subject to any limitations on business which may be proposed or transacted at such meeting, such shareholder nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation of the shareholder's intention to make such nomination. To be timely with respect to an annual meeting, such a shareholder's notice must be received at the principal executive office of the Corporation not less than sixty (60) days nor more than one hundred and twenty (120) days prior to the date of such annual meeting; provided, however, that in the event that the first public disclosure (whether by mailing of a notice to shareholders or to the exchange on which the stock of the Corporation is listed, by press release or otherwise) of the date of the annual meeting is made less than sixty-five
(65) days prior to the date of the meeting, notice by the shareholder will be timely if received not later than the close of business on the tenth (10th) day following the day on which such public disclosure was first made. To be timely with respect to a special meeting, a shareholder's notice must be received at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which the first public disclosure (whether by mailing of a notice to shareholders or to the exchange on which the stock of Corporation is listed, by press release or otherwise) of the date of the special meeting is made.

     (b) Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (A) the name, age, business address and residence address of the person; (B) the principal occupation or employment of the person; (C) the class and number of shares of capital stock of the corporation which are beneficially owned by the person; and (D) such other information relating to the person as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such person whether or not such proxies are in fact solicited for the election of such person; and (ii) as to the shareholder giving the notice (A) the name and address, as they appear on the corporation's stock register, of the shareholder; (B) the class and number of shares of capital stock of the corporation which are beneficially owned by the shareholder; and (C) such other information relating to the shareholder or the nomination required to be disclosed under the rules of the Securities and Exchange

Commission governing the solicitation of proxies whether or not such proxies are in fact solicited by the shareholder. Such notice must also include a signed consent of each such nominee to serve as a director of the corporation, if elected or re-elected. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility for election as a director of the corporation. In the event that a person is validly designated as a nominee in accordance with the procedures specified above and shall thereafter become unable or unwilling to stand for election to the board of directors, the board of directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee; provided, however, that in the case of persons not nominated by the board of directors, such a substitution may only be made if notice as provided above in this Section 15 is received at the principal executive office of the corporation no later than the earlier of (A) thirty (30) days prior to the date of the annual meeting or (B) ten (10) days after the shareholder proposing the original nominee has learned that such original nominee has become unable or unwilling to stand for election. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a director nomination was not made in accordance with the foregoing procedure, and if he should so determine, the defective nomination shall be disregarded.

                                   ARTICLE IV

                                   COMMITTEES

     SECTION 1. COMMITTEES OF DIRECTORS. The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one (1) or more committees, each consisting of two (2) or more directors, to serve at the pleasure of the board. The board may designate one (1) or more directors as alternate members of any committee who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

     (a) the approval of any action which (i) under the General Corporation Law of California, also requires shareholders' approval or approval of the outstanding shares, or (ii) under other applicable law, requires approval by the shareholders;

     (b) the filling of vacancies on the board of directors or in any committee;

     (c) the fixing of compensation of the directors for serving on the board or on any committee;

     (d)  the amendment or repeal of bylaws or the adoption of new bylaws;

     (e) the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

     (f) a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board of directors; or

     (g) the appointment of any other committees of the board of directors or the members of these committees.

     SECTION 2. MEETINGS AND ACTION OF COMMITTEES. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Sections 5 (place of meeting), 7 (regular meetings), 8 (special meetings and notice), 9 (quorum), 10 (waiver of notice), 11 (adjournment), 12 (notice of adjournment) and 13 (action without meeting) of Article III of these Bylaws, with such changes in context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee; special meetings of committees may also be called by resolution of the board of directors; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

                                   ARTICLE V

                                    OFFICERS

     SECTION 1. OFFICERS. The officers of the corporation shall be a president, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one (1) or more vice presidents, one (1) or more assistant secretaries, one (1) or more assistant treasurers and such other officers as may be appointed in accordance with the provisions of Section 3 of this
Article V.  Any number of offices may be held by the same person.

     SECTION 2. ELECTION OF OFFICERS. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of
Section 3 or Section 5 of this Article V, shall be chosen by the board of directors, and each shall serve at the pleasure of the board, subject to the rights, if any, of an officer under any contract of employment.

     SECTION 3. SUBORDINATE OFFICERS. The board of directors may appoint, and may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the board of directors may from time to time determine.

     SECTION 4. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting of the board, or by any officer upon whom such power of removal may be conferred by the board of directors.

     Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

     SECTION 5. VACANCIES IN OFFICE. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

     SECTION 6. CHAIRMAN OF THE BOARD. The chairman of the board, if such an officer is elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to such officer by the board of directors or prescribed by the bylaws. If there is no president, the chairman of the board shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 7 of this Article V.

     SECTION 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there is such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and affairs of the corporation. The president shall preside at all meetings of the shareholders and, in the absence of the chairman of the board, or if there is none, at all meetings of the board of directors. He shall be ex-officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or the bylaws.

     SECTION 8. VICE PRESIDENT. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as, from time to time, may be prescribed for them respectively by the board of directors or the bylaws, and the president or the chairman of the board.

     SECTION 9. SECRETARY. The secretary shall keep or cause to be kept, at the principal executive office or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings.

     The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the board of directors required by the bylaws to be given. The secretary shall keep the seal of the corporation, if one is adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the bylaws.

     SECTION 10. CHIEF FINANCIAL OFFICER. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

     The chief financial officer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, upon request, an account of all of his transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or the bylaws.

                                   ARTICLE VI

                      INDEMNIFICATION OF DIRECTORS, OFFICERS,
                             EMPLOYEES AND OTHER AGENTS

     SECTION 1. DEFINITIONS. For the purposes of this Article, the following terms have the following meaning:


                                     -16

     (a) "agent" means any person who is or was a director, officer, employee, trustee or other agent of this corporation, or that, being or having been such a director, officer, employee, trustee or other agent, he or she is or was serving at the request of this corporation as a director, officer, employee, trustee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of this corporation or of another enterprise at the request of such predecessor corporation;

     (b) "proceeding" means any threatened, pending or completed action, proceeding or investigation, whether civil, criminal or administrative;

     (c) "expenses" include, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under Section 5 of this Article;

     (d) references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee, trustee, or other agent of such a constituent corporation or who, being or having been such a director, officer, employee, trustee, or other agent, is or was serving at the request of such constituent corporation as a director, officer, employee, trustee or other agent of another corporation as a director, officer, employee, trustee or other agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would if he or she had served the resulting or surviving corporation in the same capacity;

     (e) references to "other enterprise" shall include employee benefit plans;

     (f) references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and

     (g) references to "serving at the request of the corporation" shall include any service by an agent of the corporation as director, officer, employee, trustee or agent of the corporation which imposes duties on, or involves services by, such agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article.

     SECTION 2. ACTION, ETC. OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. This corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether external or internal to this corporation (other than a judicial action or suit brought by or in the right of the Corporation), by reason of the fact that such person is or was an agent of this corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred by him or her in connection with such proceeding, or any appeal therein, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of this corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any proceeding -- whether by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent -- shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of this corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful.

     SECTION 3. ACTIONS, ETC. BY OR IN THE RIGHT OF THE CORPORATION. This corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding by or in the right of this corporation to procure a judgment in its favor because that person is or was an agent of this corporation, against expenses actually and reasonably incurred by that person in connection with the defense, settlement or appeal of that action if that person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation. No indemnification shall be made under this Section 3 in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of that person's duty to this corporation, unless and only to the extent that the court in which that action was brought shall determine upon application that, in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for the expenses which the court shall determine.

     SECTION 4. DETERMINATION OF RIGHT OF INDEMNIFICATION. Any indemnification under Section 2 or 3 (unless ordered by a court) shall be made by this corporation unless a determination is reasonably and promptly made (i) by the board by a majority vote of a quorum consisting of directors who were not parties to such proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders, that such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of this corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe that his conduct was unlawful.

     SECTION 5. INDEMNIFICATION AGAINST EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article, to the extent that an agent of this corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice or the settlement of an action without admission of liability, in defense of any proceeding or in defense of any claim, issue or matter therein, or on appeal from any such proceeding, action, claim or matter, such agent shall be indemnified against all expenses incurred in connection therewith.

     SECTION 6. ADVANCES OF EXPENSES. Except as limited by Section 7 of this Article, costs, charges and expenses incurred by any agent of the corporation in any proceeding or any appeal therefrom shall be paid by the corporation in advance of the final disposition of such matter, if said agent shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification. Notwithstanding the foregoing, no advance shall be made by this corporation if a determination is reasonably and promptly made by the board of directors by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, that, based upon the facts known to the board or counsel at the time such determination is made, such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the board or independent legal counsel reasonably determines that such person deliberately breached his or her duty to the corporation or its shareholders.

     SECTION 7. RIGHT OF AGENT TO INDEMNIFICATION UPON APPLICATION; PROCEDURE UPON APPLICATION. Any indemnification under Sections 2, 3 and 5, or advance under Section 6 of this Article, shall be made promptly, and in any event within ninety (90) days, upon the written request of an agent of the corporation, unless with respect to applications under Sections 2, 3 or 6, a determination is reasonably and promptly made by the board of directors by a majority vote of a quorum of disinterested directors that such agent acted in a manner set forth in such Sections as to justify the corporation not indemnifying or making an advance to the agent. In the event no quorum of disinterested directors is obtainable, the board of directors shall promptly direct that independent legal counsel shall decide whether the agent acted in the manner set forth in such Sections as to justify the corporation not indemnifying or making an advance to the agent. The right to indemnification or advances as granted by this Article shall be enforceable by the agent in any court of competent jurisdiction, if the board or independent legal counsel denies the claim, in whole or in part, or if no disposition of such claim is made within ninety days. The agent's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the corporation.

     SECTION 8. OTHER RIGHTS AND REMEDIES. The indemnification provided by this Article shall not be deemed exclusive of, and shall not affect, any other rights to which an agent of this corporation seeking indemnification may be entitled under any law, Bylaw, or charter provision, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an agent of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person. All rights to indemnification under this Article shall be deemed to be provided by a contract between the corporation and the agent who serves in such capacity at any time while these bylaws and other relevant provisions of the general corporation law and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

     SECTION 9. INSURANCE. Upon resolution passed by the board, the corporation may purchase and maintain insurance on behalf of any person who is or was an agent of the corporation against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article. The corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

     SECTION 10. SAVINGS CLAUSE. If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each agent as to expenses, judgments, fines and amounts paid in settlement with respect to any action, suit, appeal, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law.

                                  ARTICLE VII

                              RECORDS AND REPORTS

     SECTION 1. MAINTENANCE AND INSPECTION OF SHARE REGISTER. The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either is appointed and as determined by resolution of the board of directors, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

     A shareholder or shareholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation may (i) inspect and copy the records of shareholders' names and addresses and shareholdings during usual business hours on five (5) days prior written demand on the corporation, and (ii) obtain from the transfer agent of the corporation, on written demand and on the tender of such transfer agent's usual charges for such list, a list of the shareholders' names and addresses who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand.

This list shall be made available to any such shareholder by the transfer agent on or before the later of five (5) days after the demand is received or the date specified in the demand as of the date on which the list is to be compiled. The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this Section 1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

     SECTION 2. MAINTENANCE AND INSPECTION OF BYLAWS. The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in this state, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in this state, the secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of the bylaws as amended to date.

     SECTION 3. MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS. The accounting books and records and minutes of proceedings of the shareholders and the board of directors and any committee or committees of the board of directors shall be kept at such place or places designated by the board of directors, or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

     SECTION 4. INSPECTION BY DIRECTORS. Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

     SECTION 5. ANNUAL REPORT TO SHAREHOLDERS. The annual report to shareholders referred to in Section 1501 of the California General Corporation Law is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the board of directors from issuing annual or other periodic reports to the shareholders of the corporation as they consider appropriate.

                                  ARTICLE VIII

                           GENERAL CORPORATE MATTERS

     SECTION 1. RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING. For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by written consent without a meeting), the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action, and in that case only shareholders of record on the date so fixed are entitled to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares after the record date so fixed, except as otherwise provided in the California General Corporation Law.

     If the board of directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

     SECTION 2. CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.

     SECTION 3. CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     SECTION 4. CERTIFICATES FOR SHARES. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any of these shares are fully paid, and the board of directors may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. All certificates shall be signed in the name of the corporation by the chairman of the board, the president or vice president and by the chief financial officer, an assistant treasurer, the secretary or


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

any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

     SECTION 5. LOST CERTIFICATES. Except as provided in this Section 5, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and cancelled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificates.

     SECTION 6. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The chairman of the board, the president, any vice president, or any other person authorized by resolution of the board of directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority granted to these officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy duly executed by these officers.

     SECTION 7. CONSTRUCTION AND DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the California General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of this provision, wherever the context so indicates, the singular number shall include the plural, the plural number shall include the singular, and the term "person" shall include both a corporation and a natural person.

                                   ARTICLE IX

                                   AMENDMENTS

     SECTION 1. AMENDMENT BY SHAREHOLDERS. New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote.


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

     SECTION 2. AMENDMENT BY DIRECTORS. Subject to the right of shareholders as provided in Section 1 of this Article IX to adopt, amend or repeal bylaws, bylaws may be adopted, amended or repealed by the board of directors; provided, however, that the board of directors may adopt a bylaw or amendment of a bylaw changing the authorized number of directors only for the purpose of fixing the exact number of directors within the limits specified in the articles of incorporation or in Section 2 of Article III of these bylaws.

                                   ARTICLE X

                             EMERGENCY PROVISIONS

     SECTION 1. GENERAL. The provisions of this Article shall be operative only during a national emergency declared by the President of the United States or the person performing the President's functions, or in the event of a nuclear, atomic, or other attack on the United States or a disaster making it impossible or impracticable for the corporation to conduct its business without recourse to the provisions of this Article. Said provisions in such event shall override all other Bylaws of the corporation in conflict with any provisions of this Article, and shall remain operative so long as it remains impossible or impracticable to continue the business of the corporation otherwise, but thereafter shall be inoperative; provided that all actions taken in good faith pursuant to such provisions shall thereafter remain in full force and effect unless and until revoked by action taken pursuant to the provisions of the Bylaws other than those contained in this Article.

     SECTION 2. UNAVAILABLE DIRECTORS. All directors of the corporation who are not available to perform their duties as directors by reason of physical or mental incapacity or for any other reason or who are unwilling to perform their duties or whose whereabouts are unknown shall automatically cease to be directors, with like effect as if such persons had resigned as directors, so long as such unavailability continues.

     SECTION 3. AUTHORIZED NUMBER OF DIRECTORS. The authorized number of directors shall be the number of directors remaining after eliminating those who have ceased to be directors pursuant to Section 2 of this Article, or the minimum number required by law, whichever is greater.

     SECTION 4. QUORUM. The number of directors necessary to constitute a quorum shall be one-third of the authorized number of directors as specified in Section 3 of this Article, or such other minimum number as, pursuant to the law or lawful decree then in force, it is possible for the Bylaws of the corporation to specify.

     SECTION 5. CREATION OF EMERGENCY COMMITTEE. In the event the number of directors remaining after eliminating those who have ceased to be directors pursuant to Section 2 of this Article is less than the minimum number of authorized directors


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

required by law, then until the appointment of additional directors to make up such required minimum, all the powers and authorities which the board of directors could by law delegate, including all powers and authorities which the board of directors could delegate to a committee, shall be automatically vested in an emergency committee, and the emergency committee shall thereafter manage the affairs of the corporation pursuant to such powers and authorities and shall have all such other powers and authorities as may by law or lawful decree be conferred on any person or body of persons during a period of emergency.

     SECTION 6. CONSTITUTION OF EMERGENCY COMMITTEE. The emergency committee shall consist of all the directors remaining after eliminating those who have ceased to be directors pursuant to Section 2 of this Article, provided that such remaining directors are not less than three in number. In the event such remaining directors are less than three in number, the emergency committee shall consist of three persons, who shall be the remaining director or directors and either one or two officers or employees of the corporation, as the remaining director or directors may in writing designate. If there is no remaining director, the emergency committee shall consist of the three most senior officers of the corporation who are available to serve, and if and to the extent that officers are not available, the most senior employees of the corporation. Seniority shall be determined in accordance with any designation of seniority in the minutes of the proceedings of the board of directors, and in the absence of such designation, shall be determined by rate of remuneration. In the event that there are no remaining directors and no officers or employees of the corporation available, the emergency committee shall consist of three persons designated in writing by the shareholder owning the largest number of shares of record as of the date of the last record date.

     SECTION 7. POWERS OF EMERGENCY COMMITTEE. The emergency committee, once appointed, shall govern its own procedures and shall have the power to increase the number of members thereof beyond the original number, and in the event of a vacancy or vacancies therein, arising at any time, the remaining member or members of the emergency committee shall have the power to fill such vacancy or vacancies. In the event at any time after its appointment all members shall die or resign or become unavailable to act for any reason whatsoever, a new emergency committee shall be appointed in accordance with the foregoing provisions of this Article.

     SECTION 8. DIRECTORS BECOMING AVAILABLE. Any person who has ceased to be a director pursuant to the provisions of Section 2 of this Article and who thereafter becomes available to serve as a director shall automatically become a member of the emergency committee.

     SECTION 9. ELECTION OF BOARD OF DIRECTORS. The emergency committee shall, as soon after its appointment as is practicable, take all requisite action to secure the election of a board of directors, and upon election all the powers and authorities of the emergency committee shall cease.


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

     SECTION 10. TERMINATION OF EMERGENCY COMMITTEE. In the event, after the appointment of any emergency committee, a sufficient number of persons who ceased to be directors pursuant to Section 2 of this Article become available to serve as directors, so that if they had not ceased to be directors as aforesaid, there would be enough directors to constitute the minimum number of directors required by law, then all such persons shall automatically be deemed to be reappointed as directors and the powers and authorities of the emergency committee shall end.


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